Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.:  333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
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(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust
2007-HF2
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-HF2
$609,105,000
(Approximate)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor and Sponsor)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

July 27, 2007

MASTR Adjustable Rate Mortgages Trust 2007-HF2
Mortgage Pass-Through Certificates
$609,105,000 (Approximate Offered Certificates)

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window (months) Call(3) / Mat(3)	Legal Final Distribution Date	Initial Credit Enhancement(4)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1	(5)	416,888,000	FLT / SUPER SENIOR/SEQ	1.76/1.76	1-57/1-57	9/25/2037	20.19%	AAA/Aaa
A-2	(5)	74,181,000	FLT / SUPER SENIOR/SEQ	5.73/7.06	57-72/57-160	9/25/2037	20.19%	AAA/Aaa
A-3	(5)	73,660,000	FLT /SENIOR SUPPORT/SEQ	1.77/1.77	1-58/1-58	9/25/2037	6.10%	AAA/Aaa
A-4	(5)	12,999,000	FLT /SENIOR SUPPORT/SEQ	5.74/7.08	58-72/58-160	9/25/2037	6.10%	AAA/Aaa
M-1(6)	(5)	9,844,000	FLT / MEZ / SEQ	4.21/4.47	38-72/38-98	9/25/2037	4.50%	AA+/Aa1
M-2(6)	(5)	4,922,000	FLT / MEZ / SEQ	4.20/4.39	38-72/38-89	9/25/2037	3.70%	AA/Aa2
M-3(6)	(5)	3,076,000	FLT / MEZ / SEQ	4.20/4.33	38-72/38-83	9/25/2037	3.20%	AA-/Aa3
M-4(6)	(5)	3,077,000	FLT / MEZ / SEQ	4.18/4.25	37-72/37-79	9/25/2037	2.70%	A+/A1
M-5(6)	(5)	3,076,000	FLT / MEZ / SEQ	4.14/4.15	37-72/37-74	9/25/2037	2.20%	A/A2
M-6(6)	(5)	3,076,000	FLT / MEZ / SEQ	4.02/4.02	37-68/37-68	9/25/2037	1.70%	A-/A3
M-7(6)	(5)	4,306,000	FLT / MEZ / SEQ	3.72/3.72	37-60/37-60	9/25/2037	1.00%	BBB/Baa2
Non-Offered Certificates
C		6,153,945(7)	Subordinate	N/A	N/A		N/A	NR/NR
P		100	Prepayment Charges	N/A	N/A		N/A	NR/NR
R		N/A	Residual	N/A	N/A		N/A	NR/NR
R-X		N/A	Residual	N/A	N/A		N/A	NR/NR

Notes:
(1)	The Class A and Class M Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first lien, fixed-rate and adjustable-rate mortgage loans.
(2)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(3)	See the Pricing Speed below.
(4)	Includes initial Overcollateralization of approximately 1.00%.
(5)
The Pass-Through Rate on any Distribution Date with respect to these certificates will be a per annum rate equal to the least of (i) one-month LIBOR for the related accrual period plus their related margin, (ii) the related Net WAC Cap and (iii) the related Maximum Rate Cap.  In addition, these certificates will be entitled to proceeds from an interest rate swap agreement, as described under “Interest Rate Swap Agreement” in this term sheet and an interest rate cap agreement, as described under “Interest Rate Cap Agreement” in this term sheet.  After the first possible Optional Termination Date, the margin on the Class A Certificates will increase to 2.0 times its initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(6)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(7)	Assumes that the aggregate principal balances of the Mortgage Loans as of the Cut-off Date is equal to approximately $615,259,045.

Pricing Assumptions
Accrual Period:	Actual/360	First Payment Date:	August 25, 2007
Settlement Date:	July 31, 2007	Interest Rates:	Static(1)
Investor Settlement Date:	July 31, 2007	Pricing Speed:	Fixed Rate Mortgage Loans: 12% - 30% CPR over 12 months Adjustable Rate Mortgage Loans: 12% - 35% CPR over 12 months

(1)
Assumes that One-Month LIBOR remains constant at a rate of 5.32% per annum, Six-Month LIBOR remains constant at a rate of 5.38% per annum and One-Year LIBOR remains constant at a rate of 5.42% per annum.

Transaction Highlights

•  The mortgage loans consist of conforming and non-conforming balance, fixed and adjustable-rate, first lien residential mortgage loans.
•  The transaction consists of a Senior / Mezz / OC structure.
•  The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.00% and excess spread.  The Credit Enhancement information shown below    is approximate and subject to +/- 0.50% variance.
•  The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•  None of the Mortgage Loans are classified as “High Cost” loans.
•  All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•  The collateral balance is subject to a permitted variance of plus or minus 5%.
•  The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•  Bloomberg:  MARM 2007-HF2
•  Intex:  MARM07HF2

Mortgage Pool Summary*
MARM 2007-HF2 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$386,426,189	$234,098,187	$620,524,377
Number of Loans	980	809	1,789
Average Loan Balance	$394,312	$289,367	$346,855
Wtd. Avg. Gross Coupon	7.153%	7.472%	7.273%
Wtd. Avg. Net Coupon	6.629%	7.054%	6.789%
Non-Zero Wtd. Avg. FICO	714	715	714
Wtd. Avg. Original LTV	76.25%	75.05%	75.80%
Wtd. Avg. Effective LTV	67.55%	65.73%	66.86%
Wtd. Avg. Stated Remaining Term (months)	358	356	357
Wtd. Avg. Seasoning (months)	2	3	2
Wtd. Avg. Months to Next Adj. Date	64	N/A	N/A
Wtd. Avg. Margin	2.502%	N/A	N/A
Wtd. Avg. Initial Rate Cap	4.818%	N/A	N/A
Wtd. Avg. Periodic Rate Cap	1.288%	N/A	N/A
Wtd. Avg. Maximum Rate	12.286%	N/A	N/A
Wtd. Avg. Minimum Rate	2.672%	N/A	N/A

* The information regarding the mortgage loans are based on a statistical pool (the “Mortgage Loans”).  It is expected that on the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).  Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the Mortgage Loans is subject to a variance of plus or minus 5%.  Unless noted otherwise, all statistics regarding collateral are based on the Mortgage Loans.

Transaction Overview
Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2007-HF2

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Transferor and Sponsor:	UBS Real Estate Securities Inc.

Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.

Originators:
Approximately 48.96% of the Mortgage Loans were originated by UBS Home Finance (“UBS Home Finance”), approximately 46.63% of the Mortgage Loans were originated by certain other originators (each of which originated less than 10% of the Mortgage Loans) in accordance with the underwriting guidelines of UBS Home Finance and approximately 4.41% of the Mortgage Loans were originated by certain other originators (each of which originated less than 10% of the Mortgage Loans) in accordance with such originators’ underwriting guidelines.

Servicers:
The Servicers of the Mortgage Loans are Cenlar, F.S.B. (“Cenlar”), with respect to approximately 92.83% of the Mortgage Loans, and certain other Servicers, each of which will service less than 10% of the Mortgage Loans.  It is expected that, on or about September 1, 2007, the servicing with respect to all or substantially all of the Mortgage Loans serviced by Cenlar will transfer to Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq”).  For further information, see "Risk Factors--Delinquencies Due to Transfer of Servicing" in the term sheet supplement.  For information about Cenlar and HomEq, each as a Servicer, see “The Master Servicer and the Servicers—The Servicers” in the term sheet supplement.

Trustee:	U.S. Bank National Association

Swap Provider and Cap Provider:	TBD. The Swap Provider and Cap Provider will have a minimum long-term counterparty rating of at least AA- by Standard & Poor’s.

Sole Underwriter:	UBS Securities LLC

Credit Risk Manager:	Wells Fargo Bank, N.A.

Class A Certificates:	The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Class AB Certificates:	The Class A-1 and Class A-2 Certificates.

Class AC Certificates:	The Class A-3 and Class A-4 Certificates.

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Subordinate Certificates:	The Class M Certificates and Class C Certificates.

Offered Certificates:	The Class A and Class M Certificates.

Non-Offered Certificates:	The Class C Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:
As of July 1, 2007, the Mortgage Loans in the Statistical Pool consist of approximately 1,789 fixed and adjustable-rate mortgage loans totaling approximately $620,524,377.  It is expected that on the Closing Date, the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date will be approximately $615,259,045.

Expected Pricing Date:	July 27, 2007.

Expected Closing Date:	July 31, 2007.

Cut-off Date:	July 1, 2007.

Record Date:	With respect to the Class A and Class M Certificates, the business day immediately preceding each Distribution Date or in the case of the first Distribution Date, the Closing Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in August 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is generally on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Accrual Period:
For the Class A and Class M Certificates and any Distribution Date, the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A and Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year.  Each class of Class A and Class M Certificates will initially settle flat (no accrued interest).

Optional Termination:
The Terminating Entity may direct the Trust Administrator to sell the Mortgage Loans and REO properties, or arrange for the purchase thereof by the Master Servicer, as applicable, and retire the Certificates on or after the Optional Termination Date (as defined below).
On any Distribution Date on which the Terminating Entity is the majority holder of the Class C Certificates, such sale shall be pursuant to an auction as described below. On any Distribution Date on which the Terminating Entity is the Master Servicer, the Master Servicer shall have the right to purchase all of the Mortgage Loans and REO properties for an amount equal to par value plus certain expenses as set forth in the pooling and servicing agreement.
The Trust Administrator will not be permitted to sell the Mortgage Loans and REO properties and retire the Certificates pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the related par value plus certain expenses set forth in the pooling and servicing agreement.
If the first auction of the Mortgage Loans is not successful, the Terminating Entity may direct the Trust Administrator to conduct an additional auction of such Mortgage Loans every six months, unless certain conditions specified in the pooling and servicing agreement are not satisfied, until the completion of a successful auction.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Terminating Entity:
The majority holder of the Class C Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), or if the majority holder of the Class C Certificates does not exercise its optional termination rights on such date, the Master Servicer.

ERISA:
The Class A and the Class M Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain investor based exemptions.

SMMEA:
The Class A Certificates and any Class M Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) the OC Floor or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the Principal Remittance Amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Increase Amount:
With respect to any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date).

OC Floor:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in August 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 12.20%.

Credit Enhancement
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	On and After Stepdown Date
	A	6.10%	12.20%
	M-1	4.50%	9.00%
	M-2	3.70%	7.40%
	M-3	3.20%	6.40%
	M-4	2.70%	5.40%
	M-5	2.20%	4.40%
	M-6	1.70%	3.40%
	M-7	1.00%	2.00%
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds 43.75% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	August 2009 through July 2010	[0.25% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
	August 2010 through July 2011	0.60% for the first month, plus an additional 1/12th of 0.40% for each month thereafter
	August 2011 through July 2012	1.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
	August 2012 through July 2013	1.25% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
	August 2013 and thereafter	1.50%]

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the Interest Remittance Amounts will be distributed in the following order of priority:

(i)  first, from the Interest Remittance Amount, to the holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount for each such class.

(ii)  second, to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;

(iii)  third, to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;

(iv)  fourth, to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;

(v)  fifth, to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;

(vi)  sixth, to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;

(vii)  seventh, to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class; and

(viii)  eighth, to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class.

Advances:
Each Servicer (or to the extent that such Servicer fails to do so, the Master Servicer) is required to advance delinquent payments of principal and interest on the Mortgage Loans it is servicing to the extent such amounts are deemed recoverable.  Each Servicer and the Master Servicer are entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Certificates is set forth in the footnotes of the table beginning on page 3 of this term sheet.
Margins:	The margins with respect to each class of Class A and Class M Certificates are as follows:

Class	Margin
	(1)	(2)
A-1	0.310%	0.620%
A-2	0.550%	1.100%
A-3	0.500%	1.000%
A-4	0.750%	1.500%
M-1	0.900%	1.350%
M-2	1.100%	1.650%
M-3	1.400%	2.100%
M-4	1.500%	2.250%
M-5	1.500%	2.250%
M-6	1.500%	2.250%
M-7	1.500%	2.250%

  _________________________________________

(1)  For any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2)    For any Distribution Date occurring after the first possible Optional Termination Date.

Prepayment Interest Shortfall:
With respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Compensating Interest:
With respect to any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicers to the master servicer in respect of any Prepayment Interest Shortfall.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicers, the trust administrator, the trustee, the Credit Risk Manager, the custodian and net of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans allocable to scheduled payments due following the Cut-off Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from any servicers in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class) and shortfalls resulting from the application of the Relief Act for such Distribution Date.

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Interest Remittance Amount:	With respect to any Distribution Date, the portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A and Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap Agreement on such Distribution Date and  the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus the sum of (a) the related master servicing fee rate, if applicable, (b) the servicing fee rate, (c) the credit risk manager fee rate and (d) any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its stated principal balance).

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the related master servicing fee rate, if applicable, (b) the servicing fee rate, (c) the credit risk manager fee rate and (d) any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been based on the related Net WAC Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Pass-Through Rate, without giving effect to the related Net WAC Rate applicable for such class for such Accrual Period.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Interest Rate Swap Agreement:
On the Closing Date, a separate trust (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with an initial Swap Notional Amount of approximately $1,757,883.  Under the Interest Rate Swap Agreement, (x) the Supplemental Interest Trust will be obligated to pay to the Swap Provider an amount equal to (i) the per annum periodic rate set forth in the Interest Rate Swap Agreement (and as shown on Appendix 2 of this term sheet) calculated on a 30/360 basis on (ii) the product of (a) the Swap Notional Amount (as set forth in the Interest Rate Swap Agreement and on Appendix 2 of this term sheet) and (b) 350 and (y) the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR, calculated on an actual/360 basis, on the product of (i) the Swap Notional Amount (as set forth in the Interest Rate Swap Agreement and on Appendix 2 of this term sheet) and (ii) 350, until the Interest Rate Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event.  Any Net Swap Payment received by the Supplemental Interest Trust from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.  The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in July 2012 unless terminated earlier upon the occurrence of a swap default, an early termination event or an additional termination event.

On each Distribution Date, commencing with the Distribution Date in August 2007, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, on a pro rata basis based on the entitlement of each such class, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M-1 through Class M-7 Certificates, sequentially;

(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(v)  to pay any previously Applied Realized Loss Amounts remaining on the Class AC Certificates, pro rata and then to the Class M-1 through Class M-7 Certificates, sequentially;

(vi)  to pay the Net WAC Rate Carryover Amount on the Class A Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount of each such class, remaining unpaid;

(vii)  to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid on the Class M-1 through Class M-7 Certificates, sequentially, and

(viii)  to pay the Class C Certificates as provided in the Pooling and Servicing Agreement.

Interest Rate Cap Agreement:
For each Distribution Date on and after the Distribution Date in April 2009 to and including the Distribution Date in July 2014, the Class A and Class M Certificates will have the benefit of an interest rate cap agreement (the “Interest Rate Cap Agreement”).  The Interest Rate Cap Agreement requires the related counterparty to make a payment in an amount equal to the product of (i) the per annum rate equal to the excess of one-month LIBOR (as set forth in the Interest Rate Cap Agreement) for any accrual period over the strike rate set forth in the Interest Rate Cap Agreement (and set forth in Appendix 2 to this term sheet), (ii) the Cap Notional Amount (as set forth in the Interest Rate Cap Agreement and on Appendix 2 of this term sheet) and (iii) 350.  Cap payments, if any, made by the counterparty will be deposited in the Interest Rate Cap Account and will be available for distribution to maintain overcollateralization, pay unpaid interest, pay unpaid Applied Realized Loss Amounts and pay unpaid Net WAC Rate Carryover amounts on the Class A and Class M Certificates, as set forth in this term sheet.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Cap Account”) , which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Class A and Class M  Certificates.  The Cap Account will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Cap Account any amounts received in respect of the Interest Rate Cap Agreement for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions of Net Monthly Excess Cashflow” above and after any distributions from the Swap Account, such amounts received in respect of the Interest Rate Cap Agreement, and any amounts on deposit in the Cap Account from prior Distribution Dates, will be distributed to the Class A and Class M Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(i)  to pay any unpaid interest on the Class A Certificates, on a pro rata basis based on the entitlement of each such class, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M-1 through Class M-7 Certificates, sequentially;

(ii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  to pay any previously Applied Realized Loss Amounts remaining on the Class AC Certificates, pro rata and then to the Class M-1 through Class M-7 Certificates, sequentially;

(iv)  to pay the Net WAC Rate Carryover Amount on the Class A Certificates, on a pro rata basis based on the Net WAC Rate Carryover Amount for each such class, remaining unpaid;

(v)  to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid on the Class M-1 through Class M-7 Certificates, sequentially, and

(vi)  to pay the Class C Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed as follows:

(i)  first, from the Principal Distribution Amount, to the holders of the Class AB Certificates (allocated among the Class AB Certificates as set forth below) and the Class AC Certificates (allocated among the Class AC Certificates as set forth below), on a pro rata basis based on the aggregate Certificate Principal Balance of such classes, until the Certificate Principal Balances thereof have been reduced to zero;

(ii)  second, to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  third, to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  fourth, to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)  fifth, to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  sixth, to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  seventh, to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(viii)  eighth, to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)  first, from the Principal Distribution Amount, to the holders of the Class AB Certificates (allocated among the Class AB Certificates as set forth below) and the Class AC Certificates (allocated among the Class AC Certificates as set forth below), up to the Senior Principal Distribution Amount, on a pro rata basis based on the aggregate Certificate Principal Balance of such classes, until the Certificate Principal Balances thereof have been reduced to zero.

(ii)  second, to the holders of the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  third, to the holders of the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  fourth, to the holders of the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)  fifth, to the holders of the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  sixth, to the holders of the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  seventh, to the holders of the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(viii)  eighth, to the holders of the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

All principal distributions among the Class AB Certificates will be allocated to the Class A-1 and Class A-2 Certificates, in that order, until the Certificate Principal Balance thereof has been reduced to zero.

All principal distributions among the Class AC Certificates will be allocated to the Class A-3 and Class A-4, in that order, until the Certificate Principal Balance thereof has been reduced to zero.

Principal Distribution Amount:
The “Principal Distribution Amount” for any Distribution Date will be that portion of Available Funds equal to the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans and (iv) the amount of any overcollateralization increase amount for such Distribution Date minus the amount of any Overcollateralization Release Amount for such Distribution Date.

Principal Remittance Amount	The “Principal Remittance Amount” for any Distribution Date will be equal to the sum of (i) through (iii) of the Principal Distribution Amount.
Senior Principal Distribution Amount:
The “Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-1 Principal Distribution Amount:
The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-2 Principal Distribution Amount:
The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Distribution Amount:
The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed as follows:

(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount and distributable as part of the Principal Distribution Amount as described under “Principal Payment Priority” in this term sheet;

(ii)  to the holders of the Class AC Certificates, pro rata in an amount equal to the previously Applied Realized Loss Amounts;

(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iv)  to the holders of the Class M-1 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(v)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vi)  to the holders of the Class M-2 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(viii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(x)  to the holders of the Class M-4 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xii)  to the holders of the Class M-5 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(xiii)  to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiv)  to the holders of the Class M-6 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvi)  to the holders of the Class M-7 Certificates, in an amount equal to the previously Applied Realized Loss Amounts;

(xvii)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, first, to distribute to the holders of the Class A Certificates, pro rata, and second, to distribute to the holders of the Class M Certificates, sequentially, any Net WAC Rate Carryover Amounts for such classes;

(xviii)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xix)  to the holders of the Class C, Class R, Class R-X and Class P Certificates as provided in the Pooling and Servicing Agreement.

Applied Realized Loss Amounts:
After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, and after the distributions of any amounts received under the Interest Rate Cap Agreement and the Interest Rate Swap Agreement, collections otherwise payable to the related subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.

Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cash Flow for that Distribution Date, second, reduce any available Net Swap Payments and Swap Termination Payments from the Swap Provider for that Distribution Date, third, reduce any available Cap Payment from the Cap Provider for that Distribution Date, and fourth, cause a reduction in the Overcollateralization Amount until it is reduced to zero.  To the extent that Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class P Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated sequentially, to the Class M Certificates, beginning with the class of Class M Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero.  After the Certificate Principal Balance of each of the Class M Certificates has been reduced to zero, Realized Losses on the Mortgage Loans will be allocated pro rata, to the Class AC Certificates, until the Certificate Principal Balance of each such class has been reduced to zero.  There will be no allocation of Realized Losses to the Class A Certificates (other than to the Class AC Certificates).  However, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.  In addition, to the extent a servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Class A Certificates and Class M Certificates on any Distribution Date.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Backed Finance
Jay Lown	212-713-3670
Brian Bowes	212-713-4430
Bryan Hughes	212-713-8937
John Fernandez	212-713-8859
John Lalanas	212-713-4414
Henry Zhang	212-713-8589
Lima Ekram	212-713-4431
John McBride	212-713-2423
Cameron Pittman	212-713-8462

Trading
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Michael Listner	212-438-2788
Michael_Listner@standardandpoors.com

Moody’s
Kai-Ling Chang	212-553-7710
Kai-ling.chang@moodys.com

Appendix 1-

Collateral Tables(1)

(1)
The information regarding the mortgage loans are based on a statistical pool (the “Mortgage Loans”).  It is expected that on the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).  Statistics in the collateral tables are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-off Date scheduled balances of the related mortgage loans, and subject to a 5% variance.

Collateral Summary for the Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,789
Aggregate Current Unpaid Principal Balance:	$620,524,377
Average Current Unpaid Principal Balance:	$346,855	$47,011-$3,000,000
Fully Amortizing Mortgage Loans:	37.05%
IO Mortgage Loans:	62.95%
1st Lien:	100.00%
Wtd. Avg. Gross Coupon:	7.273%	4.000%-11.690%
Wtd. Avg. Original Term (months):	360	180-360
Wtd. Avg. Remaining Term (months):	357	173-360
Wtd. Avg. Margin(ARM Loans Only):	2.502%	2.250%-5.900%
Maximum Interest Rate (ARM Loans Only):	12.286%	9.000%-16.690%
Minimum Interest Rate (ARM Loans Only):	2.672%	2.250%-9.126%
Wtd. Avg. Original LTV:	75.80%	13.33%-100.00%
Wtd. Avg. Effective LTV:	66.86%	13.33%-80.00%
Non-Zero Wtd. Avg. Borrower FICO:	714	601-840
Geographic Distribution (Top 5):	CA	36.02%
	FL	14.01%
	NY	11.32%
	AZ	4.72%
	NJ	4.68%

Product Type of the Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
30YR FXD	806	232,793,853	37.52	288,826	7.480	75.17	65.79	714	14.41
5/6 MONTH LIBOR	571	221,211,360	35.65	387,410	7.469	80.85	68.94	707	8.93
7/6 MONTH LIBOR	129	43,720,777	7.05	338,921	7.669	78.70	67.12	716	8.73
5/1 ARM 1 YR LIBOR	80	34,429,461	5.55	430,368	6.825	70.36	66.76	712	16.74
10/1 ARM 1YR LIBOR	66	30,985,929	4.99	469,484	5.934	65.01	64.88	737	39.92
3/6 MONTH LIBOR	63	23,736,129	3.83	376,764	6.882	69.58	67.23	715	10.26
7/1 ARM 1 YR LIBOR	53	20,636,736	3.33	389,372	5.966	65.43	64.77	734	30.57
3/1 ARM 1 YR LIBOR	18	11,705,796	1.89	650,322	6.084	59.74	57.78	743	52.44
15YR FXD	3	1,304,334	0.21	434,778	5.974	54.61	54.61	779	0.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Lien Status of the Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
First Lien	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Current Unpaid Principal Balance of the Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
0.01 to 417,000.00	1,322	285,779,685	46.05	216,172	7.447	78.59	66.64	706	12.49
417,000.01 to 750,000.00	334	184,646,834	29.76	552,835	7.227	77.16	67.47	716	16.39
750,000.01 to 1,000,000.00	81	71,494,004	11.52	882,642	7.054	70.45	66.21	725	15.13
1,000,000.01 to 1,500,000.00	35	45,051,003	7.26	1,287,172	6.923	69.27	68.49	721	9.21
1,500,000.01 to 2,000,000.00	13	23,206,601	3.74	1,785,123	7.024	65.60	65.60	744	13.83
2,000,000.01 to 2,500,000.00	2	4,346,250	0.70	2,173,125	7.496	72.58	72.58	692	0.00
2,500,000.01 or greater	2	6,000,000	0.97	3,000,000	6.438	55.09	55.09	765	100.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Origination Channel of the Mortgage Loans

Origination Channel	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Wholesale Origination	893	303,788,179	48.96	340,188	7.216	76.28	65.74	718	14.29
Correspondent Origination	842	302,329,683	48.72	359,061	7.347	75.21	67.77	711	14.59
Bulk Origination	54	14,406,515	2.32	266,787	6.929	77.93	71.48	695	18.04
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Current Mortgage Rates of the Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
3.501 to 4.000	1	1,000,000	0.16	1,000,000	4.000	39.22	39.22	793	0.00
5.001 to 5.500	22	10,722,964	1.73	487,407	5.444	64.25	63.89	744	16.67
5.501 to 6.000	145	63,438,123	10.22	437,504	5.863	62.87	62.34	741	43.37
6.001 to 6.500	269	119,318,870	19.23	443,565	6.349	64.76	63.72	721	24.67
6.501 to 7.000	274	99,990,193	16.11	364,928	6.796	69.44	66.24	708	11.76
7.001 to 7.500	266	85,677,613	13.81	322,096	7.332	77.08	70.24	705	11.50
7.501 to 8.000	265	84,742,425	13.66	319,783	7.779	83.21	70.32	703	4.64
8.001 to 8.500	221	71,893,656	11.59	325,311	8.325	87.61	70.25	712	3.72
8.501 to 9.000	178	47,171,701	7.60	265,010	8.735	91.13	67.73	709	4.81
9.001 to 9.500	105	27,513,897	4.43	262,037	9.258	92.90	64.59	715	1.43
9.501 to 10.000	36	7,694,914	1.24	213,748	9.712	92.25	64.37	686	6.83
10.001 to 10.500	5	1,053,316	0.17	210,663	10.337	93.57	65.00	637	0.00
10.501 to 11.000	1	147,155	0.02	147,155	10.650	95.00	65.00	719	0.00
11.501 to 12.000	1	159,551	0.03	159,551	11.690	95.00	65.00	633	0.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Credit Scores of the Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
N/A	9	2,143,572	0.35	238,175	7.721	81.18	71.22	N/A	76.67
600 to 619	1	408,007	0.07	408,007	6.500	70.00	70.00	601	100.00
620 to 639	82	23,380,057	3.77	285,123	7.622	77.40	69.90	630	11.05
640 to 659	156	49,755,503	8.02	318,946	7.445	75.44	68.76	649	8.92
660 to 679	220	68,797,193	11.09	312,715	7.419	75.43	67.67	669	10.45
680 to 699	314	105,888,698	17.06	337,225	7.404	77.40	68.17	689	9.33
700 to 719	261	88,015,233	14.18	337,223	7.455	77.99	66.79	708	9.31
720 to 739	245	83,800,047	13.50	342,041	7.311	78.58	67.91	728	13.27
740 to 759	218	82,784,390	13.34	379,745	7.038	75.98	66.29	749	20.49
760 to 779	162	62,724,903	10.11	387,191	7.096	74.01	65.24	769	17.76
780 to 799	93	42,747,034	6.89	459,646	6.719	66.99	61.88	787	31.13
800 to 819	27	9,429,739	1.52	349,250	6.508	61.61	57.65	806	34.62
840 to 859	1	650,000	0.10	650,000	8.750	87.37	62.37	840	0.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Original LTV Ratios of the Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
50.00 or less	111	36,928,397	5.95	332,688	6.344	40.48	40.48	738	23.40
50.01 to 55.00	53	23,730,312	3.82	447,742	6.381	52.55	52.55	725	29.33
55.01 to 60.00	83	43,673,810	7.04	526,190	6.385	58.09	58.09	727	16.26
60.01 to 65.00	139	64,535,673	10.40	464,285	6.513	63.85	63.85	715	15.83
65.01 to 70.00	140	59,152,211	9.53	422,516	6.712	68.93	68.93	713	16.10
70.01 to 75.00	131	62,420,826	10.06	476,495	6.882	74.06	73.95	718	15.01
75.01 to 80.00	435	140,608,405	22.66	323,238	7.364	79.72	78.93	701	16.29
80.01 to 85.00	32	6,588,285	1.06	205,884	8.048	84.11	69.57	690	8.11
85.01 to 90.00	236	67,771,457	10.92	287,167	8.205	89.62	64.56	704	8.51
90.01 to 95.00	337	78,503,889	12.65	232,949	8.365	94.75	64.79	713	8.55
95.01 to 100.00	92	36,611,112	5.90	397,947	8.206	99.94	64.94	736	6.59
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Effective LTV Ratios of the Aggregate Mortgage Loans

Range of Effective LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
50.00 or less	113	37,372,497	6.02	330,730	6.379	40.88	40.52	737	23.64
50.01 to 55.00	56	24,548,162	3.96	438,360	6.460	53.54	52.57	724	28.35
55.01 to 60.00	87	44,710,838	7.21	513,918	6.433	58.80	58.12	727	15.88
60.01 to 65.00	800	246,252,001	39.68	307,815	7.813	86.02	64.51	714	10.10
65.01 to 70.00	174	68,033,254	10.96	390,996	6.749	70.47	68.79	711	16.30
70.01 to 75.00	157	67,647,884	10.90	430,878	6.962	74.90	73.92	716	14.35
75.01 to 80.00	402	131,959,741	21.27	328,258	7.385	79.71	79.71	702	16.36
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Documentation Levels of the Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Full / Alternate	231	90,136,654	14.53	390,202	6.541	70.80	65.74	730	100.00
Express	16	4,648,953	0.75	290,560	7.396	84.85	69.42	697	0.00
SIVA (Stated Income Verified Asset)	1,048	353,445,561	56.96	337,257	7.361	77.91	67.19	712	0.00
No Ratio Documentation	173	57,095,959	9.20	330,034	7.481	77.31	67.92	705	0.00
SISA (Stated Income Stated Asset)	181	71,567,140	11.53	395,399	7.610	75.13	67.82	711	0.00
No Documentation	140	43,630,110	7.03	311,644	7.237	67.16	63.26	713	0.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Owner Occupied	958	400,479,746	64.54	418,037	7.100	75.64	67.26	711	16.04
Investor Occupied	738	178,939,531	28.84	242,465	7.612	76.15	66.00	722	9.41
Second Home	93	41,105,100	6.62	441,990	7.483	75.75	66.68	714	22.08
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Property Types of the Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Single Family	1,148	396,399,744	63.88	345,296	7.273	76.05	66.99	713	14.35
Two- to Four-Family	257	91,040,111	14.67	354,242	7.356	74.55	66.04	713	9.45
Planned Unit Development	186	73,496,899	11.84	395,145	7.011	74.86	67.18	722	20.26
Condominium	178	55,585,956	8.96	312,281	7.477	76.87	66.96	714	16.59
Townhouse	16	3,202,618	0.52	200,164	7.512	86.66	66.63	703	9.07
Co-op	4	799,049	0.13	199,762	6.986	58.72	58.72	729	29.88
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Purpose of the Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Cash Out Refi	789	286,233,435	46.13	362,780	7.012	70.24	65.91	709	13.34
Purchase	753	245,987,748	39.64	326,677	7.770	84.13	68.16	719	13.67
Rate & Term Refi	247	88,303,194	14.23	357,503	6.735	70.60	66.31	717	20.76
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Geographic Distribution of the Mortgaged Properties Related to the Mortgage Loans

Geographic Distribution	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Southern California	366	180,170,474	29.04	492,269	6.790	70.28	64.93	721	17.14
Florida	286	86,952,410	14.01	304,029	7.674	79.87	69.12	702	9.43
New York	152	70,263,307	11.32	462,259	7.211	73.63	64.34	708	7.32
Northern California	102	43,343,095	6.98	424,932	6.988	73.58	66.92	725	9.27
Arizona	104	29,267,104	4.72	281,414	7.612	80.82	70.71	713	7.93
New Jersey	62	29,024,089	4.68	468,130	7.668	75.82	66.26	710	19.55
Colorado	73	27,046,645	4.36	370,502	7.516	77.12	66.21	729	24.11
Illinois	98	24,859,536	4.01	253,669	7.758	81.11	69.09	715	11.65
Texas	86	19,328,919	3.11	224,755	7.529	79.49	66.86	709	27.86
Nevada	48	15,472,091	2.49	322,335	7.013	80.27	71.03	705	18.58
Other	412	94,796,708	15.28	230,089	7.569	80.35	68.22	712	17.12
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Zip Code Distribution of the Mortgaged Properties Related to the Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
92130	11	6,525,222	1.05	593,202	5.874	70.60	70.60	766	68.26
34236	4	3,710,000	0.60	927,500	6.590	60.31	60.31	717	33.69
90291	5	3,492,000	0.56	698,400	6.473	61.25	61.25	675	0.00
90272	2	3,461,000	0.56	1,730,500	7.136	67.18	67.18	729	0.00
92648	2	3,257,843	0.53	1,628,922	6.799	67.36	67.36	730	0.00
33131	4	3,176,574	0.51	794,144	8.919	83.23	66.10	680	0.00
77024	3	3,153,823	0.51	1,051,274	6.545	65.51	65.51	726	76.45
90036	3	3,074,999	0.50	1,025,000	5.985	65.69	65.69	738	0.00
08742	1	3,000,000	0.48	3,000,000	6.500	56.60	56.60	750	100.00
81620	1	3,000,000	0.48	3,000,000	6.375	53.57	53.57	780	100.00
Other	1,753	584,672,915	94.22	333,527	7.312	76.42	67.03	713	13.00
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

DTI Ratios of the Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
N/A	292	94,905,488	15.29	325,019	7.395	72.78	65.63	709	0.00
0.01 to 30.00	329	133,801,791	21.56	406,692	6.758	68.68	64.51	729	24.66
30.01 to 35.00	219	78,332,610	12.62	357,683	7.099	76.00	66.95	718	11.97
35.01 to 40.00	287	106,956,543	17.24	372,671	7.342	77.29	68.13	712	13.58
40.01 to 45.00	330	105,878,855	17.06	320,845	7.466	80.26	68.21	706	14.93
45.01 to 50.00	273	84,949,007	13.69	311,169	7.675	80.84	68.63	706	17.47
50.01 to 55.00	34	8,623,311	1.39	253,627	7.647	83.91	67.99	714	25.53
55.01 or more	25	7,076,772	1.14	283,071	8.118	88.86	64.78	730	5.57
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Original Interest Only Term of the Mortgage Loans

Original Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
Non-IO	805	229,874,506	37.05	285,558	7.444	74.92	65.89	708	15.60
36	10	4,605,899	0.74	460,590	6.624	73.26	70.84	727	21.23
60	42	20,025,786	3.23	476,804	6.615	73.03	69.40	702	26.58
84	14	5,415,368	0.87	386,812	6.285	67.87	67.87	725	46.17
120	918	360,602,818	58.11	392,814	7.224	76.66	67.27	718	12.61
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Original Prepayment Penalty Term of the Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
None	942	349,307,100	56.29	370,814	7.118	72.65	66.29	720	17.56
12	232	89,352,427	14.40	385,140	7.458	78.63	66.19	713	9.61
24	21	4,552,369	0.73	216,779	7.473	83.82	69.35	709	10.54
36	590	176,519,888	28.45	299,186	7.482	80.38	68.22	703	11.07
60	4	792,593	0.13	198,148	7.151	76.65	76.65	714	24.10
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Months to Roll of the Adjustable-Rate Mortgage Loans

Range of Months to Roll (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
26 - 37	82	35,562,990	9.20	433,695	6.619	66.38	64.16	724	24.45
38 - 60	651	255,775,409	66.19	392,896	7.381	79.43	68.64	707	9.93
61 - 85	181	64,101,861	16.59	354,154	7.129	74.46	66.35	722	15.80
86 - 120	66	30,985,929	8.02	469,484	5.934	65.01	64.88	737	39.92
Total:	980	386,426,189	100	394,312	7.153	76.25	67.55	714	14.64

Gross Margins of the Adjustable-Rate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
2.001 to 2.250	642	277,149,918	71.72	431,698	6.830	70.48	67.99	715	17.71
2.251 to 2.500	6	2,458,500	0.64	409,750	6.838	79.78	70.65	721	36.53
2.501 to 2.750	63	20,302,375	5.25	322,260	7.298	84.86	68.51	716	15.90
2.751 to 3.000	102	31,440,206	8.14	308,237	7.853	92.08	66.21	729	1.79
3.001 to 3.250	93	29,591,569	7.66	318,189	8.128	93.19	65.78	704	7.27
3.251 to 3.500	29	9,203,718	2.38	317,370	8.620	92.99	65.51	684	7.26
3.501 to 3.750	16	7,060,216	1.83	441,263	8.570	94.10	64.80	683	0.00
3.751 to 4.000	10	4,093,802	1.06	409,380	8.541	95.35	65.00	692	0.00
4.001 to 4.250	3	781,065	0.20	260,355	9.343	95.00	65.00	651	0.00
4.251 to 4.500	6	1,717,202	0.44	286,200	6.937	75.45	67.95	684	0.00
4.501 to 4.750	5	1,172,135	0.30	234,427	9.116	94.99	64.99	740	0.00
4.751 to 5.000	2	938,880	0.24	469,440	9.248	90.00	65.00	744	0.00
5.001 to 5.250	2	369,450	0.10	184,725	9.900	95.00	65.00	705	0.00
5.751 to 6.000	1	147,155	0.04	147,155	10.650	95.00	65.00	719	0.00
Total:	980	386,426,189	100.00	394,312	7.153	76.25	67.55	714	14.64

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
10.000 or less	1	1,000,000	0.26	1,000,000	4.000	39.22	39.22	793	0.00
10.001 to 10.500	15	7,538,591	1.95	502,573	5.460	63.60	63.60	749	13.54
10.501 to 11.000	110	50,550,274	13.08	459,548	5.843	63.27	62.96	740	45.19
11.001 to 11.500	114	55,258,804	14.30	484,726	6.265	67.12	65.52	717	24.89
11.501 to 12.000	139	58,412,347	15.12	420,233	6.739	71.46	68.01	701	9.60
12.001 to 12.500	134	58,126,531	15.04	433,780	7.011	76.33	69.79	714	15.64
12.501 to 13.000	152	51,687,131	13.38	340,047	7.618	82.94	69.16	707	5.06
13.001 to 13.500	150	57,563,617	14.90	383,757	8.174	85.69	70.99	713	1.60
13.501 to 14.000	86	25,770,292	6.67	299,655	8.541	90.07	67.66	700	2.85
14.001 to 14.500	47	12,650,443	3.27	269,158	9.146	91.71	66.01	702	0.00
14.501 to 15.000	25	5,989,343	1.55	239,574	9.610	92.35	64.97	690	0.00
15.001 to 15.500	5	1,572,109	0.41	314,422	9.652	91.44	65.00	703	0.00
15.501 to 16.000	1	147,155	0.04	147,155	10.650	95.00	65.00	719	0.00
16.501 to 17.000	1	159,551	0.04	159,551	11.690	95.00	65.00	633	0.00
Total:	980	386,426,189	100.00	394,312	7.153	76.25	67.55	714	14.64

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
1.000	13	5,803,454	1.50	446,420	6.937	75.80	72.42	697	5.71
2.000	13	8,733,421	2.26	671,802	6.147	61.90	59.90	738	57.45
3.000	40	14,667,510	3.80	366,688	6.822	65.80	64.93	719	13.00
5.000	879	348,901,079	90.29	396,930	7.201	76.96	67.68	714	13.85
6.000	35	8,320,726	2.15	237,735	6.910	79.99	71.23	678	12.07
Total:	980	386,426,189	100.00	394,312	7.153	76.25	67.55	714	14.64

Index of the Adjustable-Rate Mortgage Loans

Index	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
1 Year Libor	217	97,757,923	25.30	450,497	6.273	66.35	64.67	728	31.28
6 Month Libor	763	288,668,267	74.70	378,333	7.451	79.60	68.52	709	9.01
Total:	980	386,426,189	100	394,312	7.153	76.25	67.55	714	14.64

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
1.000	717	275,124,642	71.20	383,716	7.467	79.75	68.47	710	9.08
2.000	263	111,301,548	28.80	423,200	6.377	67.58	65.26	723	28.38
Total:	980	386,426,189	100.00	394,312	7.153	76.25	67.55	714	14.64

Remaining Term to Maturity of the Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. Effective LTV (%)	Non-Zero Wtd. Avg. FICO	% Full Doc Loan
180 or less	3	1,304,334	0.21	434,778	5.974	54.61	54.61	779	0.00
181 to 240	0	0	0.00	0	0.000	0.00	0.00	N/A	0.00
301 to 360	0	0	0.00	0	0.000	0.00	0.00	N/A	0.00
Greater than 360	1,786	619,220,042	99.79	346,708	7.276	75.84	66.89	714	14.56
Total:	1,789	620,524,377	100.00	346,855	7.273	75.80	66.86	714	14.53

Appendix 2-
Computational Material

Swap Schedule
Period	Swap Notional Amount ($)	Swap Strike Rate (%)
1	1,757,882.86	5.70
2	1,735,220.00	5.70
3	1,693,522.86	5.70
4	1,647,997.14	5.70
5	1,598,837.14	5.70
6	1,546,268.57	5.70
7	1,490,542.86	5.70
8	1,431,951.43	5.70
9	1,370,914.29	5.70
10	1,308,411.43	5.70
11	1,245,891.43	5.70
12	1,185,442.86	5.70
13	1,127,945.71	5.70
14	1,073,262.86	5.70
15	1,021,248.57	5.70
16	971,777.14	5.70
17	924,720.00	5.70
18	879,960.00	5.70
19	837,382.86	5.70
20	796,882.86	5.70
21	758,357.14	5.70
22	721,708.57	5.70
23	686,845.71	5.70
24	653,680.00	5.70
25	622,128.57	5.70
26	592,111.43	5.70
27	563,554.29	5.70
28	536,385.71	5.70
29	510,537.14	5.70
30	485,942.86	5.00
31	462,545.71	5.00
32	440,282.86	5.00
33	419,100.00	5.00
34	398,942.86	5.00
35	379,765.71	5.00
36	361,517.14	5.00
37	344,154.29	5.00
38	327,631.43	5.00
39	311,905.71	5.00
40	296,942.86	5.00
41	282,705.71	5.00
42	269,154.29	5.00
43	256,257.14	5.00
44	243,985.71	5.00
45	232,302.86	5.00
46	221,185.71	5.00
47	210,605.71	5.00
48	200,534.29	5.00
49	190,951.43	5.00
50	181,828.57	5.00
51	173,142.86	5.00
52	164,877.14	5.00
53	157,011.43	5.00
54	149,520.00	5.00
55	142,391.43	5.00
56	135,605.71	5.00
57	129,142.86	5.00
58	122,994.29	5.00
59	117,140.00	5.00
60	111,571.43	5.00

Cap Schedule
Period	Cap Notional Amount ($)	Cap Strike Rate (%)
1	0.00	7.00
2	0.00	7.00
3	0.00	7.00
4	0.00	7.00
5	0.00	7.00
6	0.00	7.00
7	0.00	7.00
8	0.00	7.00
9	0.00	7.00
10	0.00	7.00
11	0.00	7.00
12	0.00	7.00
13	0.00	7.00
14	0.00	7.00
15	0.00	7.00
16	0.00	7.00
17	0.00	7.00
18	0.00	7.00
19	0.00	7.00
20	0.00	7.00
21	407,928.57	7.00
22	416,808.57	7.00
23	424,565.71	7.00
24	431,271.43	7.00
25	436,994.29	7.00
26	441,797.14	7.00
27	445,742.86	7.00
28	448,888.57	7.00
29	451,285.71	7.00
30	452,985.71	7.00
31	454,037.14	7.00
32	454,488.57	7.00
33	454,377.14	7.00
34	453,745.71	7.00
35	452,634.29	7.00
36	451,077.14	7.00
37	449,111.43	7.00
38	446,762.86	7.00
39	444,065.71	7.00
40	441,045.71	7.00
41	437,728.57	7.00
42	434,145.71	7.00
43	430,314.29	7.00
44	426,257.14	7.00
45	421,997.14	7.00
46	417,554.29	7.00
47	412,945.71	7.00
48	408,188.57	7.00
49	403,297.14	7.00
50	398,291.43	7.00
51	393,182.86	7.00
52	387,982.86	7.00
53	382,705.71	7.00
54	377,362.86	7.00
55	371,965.71	7.00
56	366,522.86	7.00
57	361,048.57	7.00
58	355,542.86	7.00
59	350,034.29	7.00
60	344,522.86	7.00
61	445,274.29	6.75
62	434,714.29	6.75
63	424,405.71	6.75
64	414,340.00	6.75
65	404,511.43	6.75
66	394,917.14	6.75
67	385,551.43	6.75
68	376,408.57	6.75
69	367,480.00	6.75
70	358,765.71	6.75
71	350,257.14	6.75
72	341,951.43	6.75
73	333,840.00	6.75
74	325,922.86	6.75
75	318,194.29	6.75
76	310,648.57	6.75
77	303,280.00	6.75
78	296,085.71	6.75
79	289,062.86	6.75
80	282,208.57	6.75
81	275,514.29	6.75
82	268,980.00	6.75
83	262,602.86	6.75
84	256,374.29	6.75

Sensitivity Analysis*
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.60	2.39	1.76	1.37	1.12
Principal Window (mos)	1 - 120	1 - 79	1 - 57	1 - 44	1 - 31

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	11.91	7.89	5.73	4.39	3.34
Principal Window (mos)	120 - 149	79 - 99	57 - 72	44 - 55	31 - 44

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.61	2.40	1.77	1.37	1.12
Principal Window (mos)	1 - 121	1 - 79	1 - 58	1 - 44	1 - 31

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	11.93	7.90	5.74	4.39	3.35
Principal Window (mos)	121 - 149	79 - 99	58 - 72	44 - 55	31 - 44

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.23	5.45	4.21	3.67	3.53
Principal Window (mos)	48 - 149	37 - 99	38 - 72	39 - 55	41 - 44

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.23	5.45	4.20	3.63	3.43
Principal Window (mos)	48 - 149	37 - 99	38 - 72	39 - 55	40 - 44

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.23	5.45	4.20	3.61	3.39
Principal Window (mos)	48 - 149	37 - 99	38 - 72	38 - 55	40 - 44

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.23	5.45	4.18	3.58	3.33
Principal Window (mos)	48 - 149	37 - 99	37 - 72	38 - 55	39 - 44

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.19	5.42	4.14	3.56	3.32
Principal Window (mos)	48 - 149	37 - 99	37 - 72	38 - 55	38 – 44

*Assumes that on the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.94	5.24	4.02	3.46	3.18
Principal Window (mos)	48 - 141	37 - 94	37 - 68	37 - 52	38 – 42

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.33	4.82	3.72	3.20	3.11
Principal Window (mos)	48 - 126	37 - 83	37 - 60	37 - 46	37 – 38

Sensitivity Analysis*
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.60	2.39	1.76	1.37	1.12
Principal Window (mos)	1 - 120	1 - 79	1 - 57	1 - 44	1 – 31

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	14.37	9.70	7.06	5.42	4.14
Principal Window (mos)	120 - 296	79 - 215	57 - 160	44 - 123	31 – 98

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.61	2.40	1.77	1.37	1.12
Principal Window (mos)	1 - 121	1 - 79	1 - 58	1 - 44	1 – 31

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	14.40	9.72	7.08	5.43	4.16
Principal Window (mos)	121 - 296	79 - 215	58 - 160	44 - 123	31 – 98

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.72	5.80	4.47	3.87	3.68
Principal Window (mos)	48 - 199	37 - 135	38 - 98	39 - 75	41 – 60

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.59	5.71	4.39	3.77	3.54
Principal Window (mos)	48 - 182	37 - 123	38 - 89	39 - 68	40 – 54

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.49	5.63	4.33	3.72	3.47
Principal Window (mos)	48 - 171	37 - 115	38 - 83	38 - 64	40 – 51

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.37	5.55	4.25	3.63	3.37
Principal Window (mos)	48 - 163	37 - 109	37 - 79	38 - 61	39 – 48

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.43	4.15	3.57	3.32
Principal Window (mos)	48 - 153	37 - 102	37 - 74	38 - 57	38 - 45

Assumes that on the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).Class M-6 Certificates

Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.94	5.24	4.02	3.46	3.18
Principal Window (mos)	48 - 141	37 - 94	37 - 68	37 - 52	38 - 42

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.33	4.82	3.72	3.20	3.11
Principal Window (mos)	48 - 126	37 - 83	37 - 60	37 - 46	37 - 38

Net WAC Rate Cap*

Period	NWC(%)(1)	EFFECTIVE NWC(%)(2)	Period	NWC(%)(1)	EFFECTIVE NWC(%)(2)

1	7.75	22.43	45	6.63	27.36
2	6.36	21.07	46	6.85	27.68
3	6.39	21.00	47	6.63	27.74
4	6.36	20.85	48	6.85	28.09
5	6.40	20.76	49	6.63	28.12
6	6.37	20.58	50	6.63	28.30
7	6.37	20.42	51	6.86	28.63
8	6.46	20.34	52	6.63	28.66
9	6.37	20.06	53	6.86	29.02
10	6.43	19.91	54	6.64	29.06
11	6.38	19.65	55	6.64	29.25
12	6.44	19.50	56	7.10	29.77
13	6.39	19.25	57	6.64	29.67
14	6.39	19.05	58	6.89	30.26
15	6.46	18.91	59	6.82	31.46
16	6.40	18.66	60	7.09	32.24
17	6.47	18.54	61	6.86	31.76
18	6.40	18.28	62	6.86	31.97
19	6.41	18.10	63	7.09	32.48
20	6.65	18.16	64	6.86	32.41
21	6.41	23.14	65	7.09	32.93
22	6.49	23.35	66	6.86	32.87
23	6.42	23.41	67	6.86	33.10
24	6.50	23.63	68	7.60	34.25
25	6.42	23.68	69	6.86	33.56
26	6.43	23.82	70	7.09	34.08
27	6.52	24.05	71	6.86	34.03
28	6.43	24.11	72	7.09	34.56
29	6.53	24.35
30	6.57	24.85
31	6.57	24.99
32	7.25	25.50
33	6.57	25.29
34	6.80	25.56
35	6.60	25.65
36	6.85	26.01
37	6.63	26.04
38	6.63	26.19
39	6.85	26.48
40	6.63	26.51
41	6.85	26.82
42	6.63	26.86
43	6.63	27.03
44	7.32	27.64

*Assumes that on the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).
(1)Assumes 1m LIBOR, 6m LIBOR and 1yr LIBOR remain constant at 5.32%, 5.38% and 5.42%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)Assumes 1m LIBOR, 6m LIBOR and 1yr LIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1

Loss Severity (%)	40	40	40	40
Default (CDR) (%)	6.00	5.08	4.53	3.98
Cumulative Loss (%)	5.83	5.02	4.52	4.02

Class	M5	M6	M7
Rating (S&P/Moody’s)	A/A2	A-/A3	BBB/Baa2

Loss Severity (%)	40	40	40
Default (CDR) (%)	3.46	2.95	2.37
Cumulative Loss (%)	3.53	3.04	2.47

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1

Loss Severity (%)	40	40	40	40
Default (CDR) (%)	5.92	5.01	4.46	3.92
Cumulative Loss (%)	5.76	4.96	4.46	3.96

Class Please	M5	M6	M7
Rating (S&P/Moody’s)	A/A2	A-/A3	BBB/Baa2

Loss Severity (%)	40	40	40
Default (CDR) (%)	3.40	2.91	2.33
Cumulative Loss (%)	3.47	3.00	2.43

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation
The aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).

Excess Spread*
Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)
1	1.72	1.72	5.3200	5.3800	5.4200	45	1.16	1.08	5.5403	5.6287	5.7369
2	0.71	0.71	5.3422	5.3665	5.3848	46	1.25	1.16	5.5504	5.6365	5.7451
3	0.72	0.72	5.3430	5.3546	5.3694	47	1.15	1.06	5.5595	5.6451	5.7530
4	0.71	0.71	5.2969	5.3349	5.3539	48	1.24	1.15	5.5645	5.6541	5.7619
5	0.73	0.73	5.2847	5.3190	5.3399	49	1.15	1.05	5.5742	5.6637	5.7694
6	0.72	0.72	5.2925	5.3026	5.3283	50	1.14	1.04	5.5842	5.6750	5.7789
7	0.72	0.72	5.2849	5.2834	5.3177	51	1.24	1.13	5.5903	5.6825	5.7860
8	0.76	0.76	5.2686	5.2613	5.3065	52	1.13	1.02	5.6001	5.6904	5.7931
9	0.73	0.73	5.2257	5.2421	5.2976	53	1.23	1.11	5.6111	5.6976	5.8011
10	0.75	0.76	5.2085	5.2310	5.2966	54	1.13	1.00	5.6243	5.7060	5.8085
11	0.73	0.74	5.1906	5.2201	5.2949	55	1.12	0.99	5.6334	5.7110	5.8152
12	0.76	0.78	5.1745	5.2129	5.2968	56	1.34	1.20	5.6383	5.7174	5.8230
13	0.74	0.75	5.1579	5.2123	5.3046	57	1.12	0.99	5.6358	5.7240	5.8290
14	0.74	0.76	5.1498	5.2126	5.3122	58	1.25	1.13	5.6443	5.7300	5.8360
15	0.78	0.80	5.1599	5.2144	5.3226	59	1.30	1.25	5.6532	5.7377	5.8447
16	0.74	0.77	5.1470	5.2229	5.3360	60	1.47	1.44	5.6572	5.7441	5.8501
17	0.79	0.81	5.1476	5.2316	5.3497	61	1.15	0.96	5.6679	5.7522	5.8571
18	0.75	0.77	5.1681	5.2444	5.3677	62	1.16	0.96	5.6740	5.7613	5.8649
19	0.75	0.78	5.1613	5.2575	5.3839	63	1.36	1.17	5.6746	5.7668	5.8713
20	0.89	0.92	5.1665	5.2724	5.4026	64	1.17	0.97	5.6844	5.7744	5.8785
21	0.76	0.78	5.2037	5.2902	5.4205	65	1.37	1.18	5.6934	5.7824	5.8861
22	0.81	0.83	5.2004	5.3083	5.4400	66	1.19	0.98	5.7069	5.7887	5.8934
23	0.76	0.78	5.2137	5.3276	5.4581	67	1.20	0.98	5.7148	5.7934	5.9015
24	0.82	0.83	5.2517	5.3484	5.4769	68	1.78	1.59	5.7194	5.7994	5.9076
25	0.76	0.78	5.2537	5.3678	5.4950	69	1.22	1.00	5.7167	5.8057	5.9141
26	0.76	0.78	5.2690	5.3878	5.5121	70	1.42	1.20	5.7265	5.8123	5.9213
27	0.83	0.83	5.3055	5.4067	5.5314	71	1.24	1.02	5.7332	5.8210	5.9290
28	0.77	0.77	5.3118	5.4253	5.5459	72	1.44	1.23	5.7373	5.8272	5.9354
29	0.83	0.83	5.3341	5.4426	5.5623
30	1.23	1.22	5.3700	5.4618	5.5786
31	1.22	1.21	5.3778	5.4739	5.5905
32	1.43	1.41	5.3886	5.4873	5.6043
33	1.21	1.19	5.4082	5.5030	5.6163
34	1.28	1.25	5.4171	5.5146	5.6285
35	1.23	1.20	5.4300	5.5281	5.6397
36	1.32	1.29	5.4482	5.5413	5.6523
37	1.24	1.21	5.4585	5.5534	5.6616
38	1.19	1.15	5.4711	5.5657	5.6716
39	1.28	1.23	5.4831	5.5771	5.6824
40	1.20	1.15	5.4938	5.5862	5.6911
41	1.27	1.21	5.5069	5.5959	5.7021
42	1.18	1.12	5.5241	5.6060	5.7108
43	1.18	1.10	5.5324	5.6120	5.7186
44	1.45	1.37	5.5375	5.6193	5.7288

*Assumes that the aggregate principal balance of the mortgage loans as of the Cut-off Date will be approximately $615,259,045 (the “Closing Date Mortgage Loans”).
(1)Assumes 1m LIBOR, 6m LIBOR and 1yr LIBOR remain constant at 5.32%, 5.38% and 5.42%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)Assumes 1m LIBOR, 6m LIBOR and 1yr LIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3)Calculated as (a) interest collections on the Mortgage Loans (net of the Master Servicing Fee, the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates (prior to any allocations of the Net WAC Rate Carryover Amounts, if any) divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).